Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO

FIRST AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Amendment”), effective as of May 30, 2012 (the “Effective Date”), is by and between MACKINAC FINANCIAL CORPORATION, a Michigan corporation, with its principal offices at 130 South Cedar Street, Manistique, MI 49854 (the “Company”) and STEINHARDT CAPITAL INVESTORS, LLLP, a Delaware limited liability limited partnership, with its principal offices at 650 Madison Avenue, 17th Floor, New York, NY  10022 (the “Investor”).  The Company and the Investor are sometimes individually referred to herein as a “Party” or collectively referred to herein as the “Parties”.

RECITALS

A.                                    The Parties have entered into that certain First Amended and Restated Securities Purchase Agreement dated as of May 23, 2012 (the “Agreement”); and

B.                                    The Parties desire to amend the Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      Definitions.                               Unless otherwise defined in this Amendment, all capitalized terms herein shall have the meanings ascribed to them in the Agreement.

2.                                      Consideration. The Parties agree that the consideration for this Amendment consists of the mutual benefits arising from the modifications set out below.

3.                                      Conduct of the Business.  Section 3.9(c) of the Agreement is deleted in its entirety.

4.                                      Investor Standstill Agreements.  The following text that appears in Section 5.2 of the Agreement is deleted in its entirety from Section 5.2 of the Agreement:

“Notwithstanding the foregoing, the parties hereto agree that nothing in this Section 5.2 shall apply to any portfolio company with respect to which the Investor is not the party exercising control over the decision to purchase Voting Securities or to vote such Voting Securities; provided that the Investor does not provide to such entity any nonpublic information concerning the Company or any Company Subsidiary and such portfolio company is not acting at the request or direction of or in coordination with the Investor; and provided, further, that ownership of such shares is not attributed to the Investor under the BHC Act and the rules and regulations promulgated thereunder or any written interpretation of the foregoing by the staff of the Federal Reserve that has not been rescinded.”

5.                                      Governance Matters; Board Representative.  Section 5.8(b) of the Agreement is amended and restated in its entirety as follows:

“(b)                                                   The Board Representative shall, subject to applicable law, be one of the Company’s and the Governance Committee’s nominees to serve on the Board of Directors.  The Company shall use its commercially reasonable efforts to have the Board Representative elected as a director of the Company by the shareholders of the Company, and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other Company nominees to the Board of Directors.  At the option of the Board Representative, the Board of Directors shall cause such Board Representative to be appointed to any of two (2) of the following three (3) committees of the Board of Directors, and/or any equivalent committees of the Bank, as agreed by the Company and the Investor prior to the Closing: the Compensation Committee, the Governance Committee and the Risk Management Committee, in each case so long as the Board Representative qualifies to serve on such committees under the Company’s or the Bank’s corporate governance guidelines and committee charters currently in effect, as applicable, and rules applicable to the Company by any exchange on which the Common Shares are then listed.  The Company shall ensure, and shall cause the Bank to ensure, that each committee of the Board of Directors and any equivalent committees of the Bank shall have at least four (4) members for so long as the Investor shall have the right to appoint a Board Representative.  The Investor covenants and agrees to hold all such information obtained from its Board Representative in confidence pursuant to the confidentiality and non-disclosure provisions of Section 3.3(b) above.”

6.                                      Governance Matters; Board Observer.  Section 5.8(d) of the Agreement is amended and restated in its entirety as follows:

“(d)                                                   The Company hereby agrees that, from and after the Closing Date, for so long as the Investor and its Affiliates in the aggregate have a Qualifying Ownership Interest and do not have a Board Representative currently serving on the Board of Directors and the Bank Board (or have a Board Representative whose appointment is subject to receipt of regulatory approvals), the Company shall, subject to applicable law, invite a person designated by the Investor and reasonably acceptable to the Company (the “Board Observer”) to attend meetings of the Board of Directors and the Bank Board in a nonvoting observer capacity.  The Board Observer shall be entitled to attend such meetings only in the event the Investor does not have a Board Representative on the Board of Directors and the Bank Board.  The Board Observer shall not have any right to vote on any matter presented to the Board of Directors or the Bank Board.  The Company shall give the Board Observer written notice of each meeting of the Board of Directors and the Bank Board at the same time and in the same manner as the members of the Board of Directors or the Bank Board (as the case may be), shall provide the Board Observer with all written materials and other information given to members of the Board of Directors or the Bank Board (as the case may be) at the same time such materials and information are given to such members and shall permit the Board Observer to attend as an observer at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Board Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents; provided, however, that: (1) the Board Observer may be excluded, from executive sessions comprised solely of independent directors, by the Chairman of the Board (or, if applicable, the lead or presiding independent director) if, in the written advice of counsel, such exclusion is necessary in order for the Company to comply with applicable law, regulation or stock exchange listing standards (it being understood that it is not expected that the Board Observer would be excluded from routine executive sessions); (2) the Company, the Board of Directors, the Bank and the Bank Board shall have the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof if doing so is, in the written advice of counsel, (i) necessary to protect the attorney-client privilege between such party and counsel or (ii) necessary to avoid a violation of fiduciary requirements under applicable law; and (3) the Investor shall cause the Board Observer to agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to the Board Observer.  The Investor covenants and agrees to hold all such information obtained from the Board Observer as provided in the prior sentence in confidence pursuant to the confidentiality and non-disclosure provisions of Section 3.3(b) above.  If the Investor and its Affiliates in the aggregate no longer have a Qualifying Ownership Interest, the Investor will have no further rights under this Section 5.8(d).”

7.                                      Binding Agreement.  All of the terms and provisions of this Amendment shall be binding upon the Parties hereto and their respective successors and assigns, and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

8.                                      Counterparts.  This Amendment may be executed in multiple counterparts and transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a Party’s signature, with each such counterpart, facsimile or PDF signature constituting an original and all of which together constituting one and the same original.

9.                                      Continuing Validity.  Except as expressly modified by this Amendment, the terms and conditions of the Agreement will remain unchanged and in full force and effect, and are expressly incorporated by reference in this Amendment.  In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment will prevail.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

THE COMPANY:

MACKINAC FINANCIAL CORPORATION

By:	/s/ Paul D. Tobias
Name:	Paul D. Tobias
Title:	Chairman and Chief Executive Officer

THE INVESTOR:

STEINHARDT CAPITAL INVESTORS, LLLP

BY:              STEINHARDT CAPITAL MANAGEMENT, LLC

ITS:           GENERAL PARTNER

By:	/s/ David R. Steinhardt
Name:	David R. Steinhardt
Title:	Manager

SIGNATURE PAGE TO

FIRST AMENDMENT TO FIRST AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT